EXHIBIT 99.1

[LOGO, STEELCLOUD]

1306 Squire Court, Dulles, VA 20166, 703-450-0400, FAX 703-450-0406

FOR INVESTOR OR MARKETING INFORMATION CONTACT: WILLIAM D. HUGHES AT 703-450-0400, EXT. 5124 FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM.

PRESS RELEASE

For Immediate Distribution

                STEELCLOUD ANNOUNCES FISCAL FIRST QUARTER RESULTS
               REVENUES UP 118%, GROSS MARGIN UP 220%, EPS OF $.03

Dulles, VA (March 9, 2005) - SteelCloud, Inc. (Nasdaq: SCLD), a leading supplier of network security solutions, custom integration and professional IT services, today announced financial results for its 2005 fiscal first quarter, which ended January 31, 2005.

Revenues for the quarter were $9,063,593, a 118% increase compared to $4,163,697 in fiscal first quarter of 2004. The fiscal 2005 first quarter net income was $414,793 compared to a net loss of $1,606,099 in the first quarter of 2004. Net income per share was $.03 compared to a loss of $.12 per share in 2004.

The increase in profits from the fiscal 2004 first quarter is directly attributable to increased sales, significant gross margin improvement from 19% in 2004 to 28% in 2005 and reduced corporate operating expenses.

"First quarter results were on plan and are a continuation of our strong fourth quarter performance," said Thomas P. Dunne, SteelCloud Chairman and CEO. "A healthy backlog, strong market demand and effective cost controls all contributed to a successful, profitable quarter. We continue to invest in SteelCloud intellectual property and expect to announce new SteelCloud-brand software and appliance products later this Spring."

FISCAL 2005 FIRST QUARTER HIGHLIGHTS:

o Cash increased by approximately 70% as the Company generated over $2 million in cash flow.

o     New orders increased by 212% over 2004 fiscal first quarter.

o     Ending backlog for quarter up 23% over beginning backlog.

o Worked with Microsoft and Intel to optimize custom configurations for major new programs. These new platforms provide the Company with a competitive edge in the integration and OEM markets.

o Will move to new facilities in April. Adding engineering laboratory space and increasing manufacturing efficiency and capacity will enable the Company to compete for larger contracts in the system integration market space.

During the first quarter, the Company successfully completed a contract with a major financial institution for software and consulting services that allows them to comply with the Sarbanes-Oxley Act of 2002. SteelCloud has developed specialized expertise for network security applications driven by federal legislation such as Sarbanes-Oxley, Gramm-Leach Biley, HIPPA, etc. The Company is leveraging this experience and knowledge into its proprietary product development work and professional consulting services.

As previously announced, the Company will hold a telephone conference call at 11:00 a.m. EDT on Thursday, March 10, 2005 to discuss the release. Thomas P. Dunne, SteelCloud Chairman and Chief Executive Officer, will host the call. For investors interested in joining the telephone conference call, please dial 1-800-243-6403; for international calls dial 1-312-461-0745 and reference SteelCloud. A recording of the earnings will be available until 11:59 PM, March 24, 2005 and will be accessible by dialing 1-800-839-6713 (USA) or 1-402-220-2306 (International) and keying in 6990787.

ABOUT STEELCLOUD

SteelCloud is a leading provider of network security solutions, custom integration and professional IT services. The Company's ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud's Security Solutions Group delivers network security solutions in the form of security software, appliances and professional services. In addition, the Company's Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 17-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

                                       ###

STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEET

                                                                          OCTOBER 31,      JANUARY 31,
                                                                              2004            2005
                                                                          ------------    ------------
                                  ASSETS                                                   (UNAUDITED)
Current assets
    Cash and cash equivalents                                             $  3,108,941    $  5,314,979
    Accounts receivable, net of allowance for doubtful accounts of
      $86,027 and $16,754 as of October 31, 2004 and January 31, 2005,
      respectively                                                           9,532,770       5,756,067
    Inventory, net                                                           3,629,685       5,236,597
    Prepaid expenses and other current assets                                  307,427         230,119
    Deferred contract cost                                                      40,085         633,752
                                                                          ------------    ------------
Total current assets                                                        16,618,908      17,171,514
    Property and equipment, net                                                454,928         502,708
    Equipment on lease, net                                                    373,590         311,765
    Goodwill and other intangible assets, net                                4,687,105       4,658,327
    Deferred tax asset                                                         400,000         400,000
    Other assets                                                               196,244         237,203
                                                                          ------------    ------------
Total assets                                                              $ 22,730,775    $ 23,281,517
                                                                          ============    ============
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                                                      $  4,866,079    $  3,769,307
    Accrued expenses                                                         1,441,350       1,691,485
    Notes payable, current                                                      71,176          70,879
    Unearned revenue                                                           373,017       1,348,583
                                                                          ------------    ------------
Total current liabilities                                                    6,751,622       6,880,254
    Note(s) payable, long-term                                                 120,660         102,752
    Other                                                                       20,083          19,550
                                                                          ------------    ------------
Total long-term liabilities                                                    140,743         122,302
Stockholders' equity
    Preferred stock, $.001 par value: 2,000,000 shares authorized,
      0 shares issued and outstanding at October 31, 2004 and
      January 31, 2005                                                              --              --
    Common stock, $.001 par value: 50,000,000 shares authorized,
      14,213,514 and 14,244,514 shares issued at October 31, 2004 and
      January 31, 2005, respectively                                            14,214          14,245
    Additional paid in capital                                              50,934,453      50,960,180
    Treasury stock, 400,000 shares at October 31, 2004 and January 31,
      2005, respectively                                                    (3,432,500)     (3,432,500)
    Accumulated deficit                                                    (31,677,757)    (31,262,964)
                                                                          ------------    ------------
Total stockholders' equity                                                  15,838,410      16,278,961
                                                                          ------------    ------------
Total liabilities and stockholders' equity                                $ 22,730,775    $ 23,281,517
                                                                          ============    ============

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                            THREE MONTHS ENDED
                                                                JANUARY 31,
                                                           2004            2005
                                                       ------------    ------------
Revenues
     Products                                          $  3,295,312    $  8,223,458
     Services                                               868,385         840,135
                                                       ------------    ------------
Total revenues                                            4,163,697       9,063,593
                                                       ------------    ------------
Cost of revenues
     Products                                             2,802,087       5,934,618
     Services                                               569,116         591,302
                                                       ------------    ------------
Total cost of revenue                                     3,371,203       6,525,920
                                                       ------------    ------------
Gross profit                                                792,494       2,537,673
Selling and marketing                                       470,285         441,985
General and administrative                                1,791,106       1,446,344
Research and product development                            150,444         213,482
Amortization of other intangible assets                          --          28,778
                                                       ------------    ------------
Income (loss) from operations                            (1,619,341)        407,084
Interest income (expense), net                               13,242           7,709
                                                       ------------    ------------
Net income (loss)                                      $ (1,606,099)   $    414,793
                                                       ============    ============
Earnings (loss) per share (basic and diluted):

     Net basic and diluted (loss) earnings per share   $      (0.12)   $       0.03

Weighted-average shares outstanding, basic               12,865,977      13,835,870
Weighted-average shares outstanding, diluted             12,865,977      14,389,234